Exhibit 32.3

Certification by Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the
Sarbanes - Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Whole Foods Market, Inc. (the “Company”) for the period ending July 7, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Glenda Flanagan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)              The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o (d)); and

(2)              The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Glenda Flanagan
Glenda Flanagan
Chief Financial Officer
August 9, 2013